UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 12, 2014

INDEPENDENT FILM DEVELOPMENT CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	000-53103	56-2676759
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

420 N. Camden Beverly Hills, California	90210
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code (310) 295-1711

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Section 8 – Other Events

Item 8.01 Other Events

The issuer announced today that it has prevailed in its lawsuit against Junior Capital, Inc. and IBacking Corp. The decision, rendered February 7, 2014 by the Central District Federal Court in Los Angeles in Case No. SA CV 13-00259-BRO, awards IFLM $203,284.56 in compensatory damages for the 5,015,384 shares of common stock (computed at contract face value) that Junior Capital sold on the open market in 2012, resulting in the precipitous decline in IFLM’s common stock from $0.38 to less than $.01 per share.

The decision also cancels shares remaining in the name of Junior Capital, $473,000 in convertible debentures to Junior Capital, and a $500,000 Purchase Agreement between IFLM and IBacking Corp. The Court also found that both defendants Junior Capital, Inc. and IBacking Corp. are corporate alter-egos of Defendant Albert Aimers.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Document	Location
10.1	Minute Order, United States District Court for the Central District of California, Case No. SACV13-259-DOC	Filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENT FILM DEVELOPMENT CORPORATION

(Registrant)

Date: February 13, 2014

/s/ Jeff Ritchie
Jeff Ritchie
Chief Operating Officer and Director

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